For Ministry Use Only	Ontario Corporation Number
A l’usage exclusif du ministère	Numero de la société en Ontario
1264549

Ministry of Consumer and Business Services	Ministère des Services aux consommateurs et aux enterprises
CERTIFICATE	CERTIFICAT
This is to certify that these articles are effective on:	Ceci certifie que les présents status entrent en vigeur le

JULY 05 JUILLET 2002

<signature>

Director / Directeur

Business Corporation Act / Loi sur les sociétés par actions

ARTICLES OF AMENDMENT  /  STATUTS DE MODIFICATION

1. The name of the corporation is:	Dénomination Sociale de la société:

I	N	T	R	A	V	E	L	N	E	T	.	C	O	M	I	N	C	.

2. The name of the corporation is changed to:	Nouvelle dénomination sociale de la société:
(if applicable)	(s’il y a lieu)

F	O	R	U	M	N	A	T	I	O	N	A	L	I	N	V	E	S	T	M	E	N	T	S	L	T	D

3. Date of the incorporation/amalgamation:	Date de la constitution ou de la fusion:

1995, September, 22
(Year, Month, Day)
(annee, mois, jour)

4. The article of the corporation are amended as follows:	Les statuts de la société sont modifiés de la façon suivante:

1.	To change the name of the Corporation to “FORUM NATIONAL INVESTMENTS LTD.”; and

2.	To consolidate the issued and outstanding Common Shares in the capital of the Corporation on the basis of 1 Common Share for every 10 Common Shares issued and outstanding.

5.	The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de  la Loi sur les sociétés par actions.

6.	The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la resolution autorisant la modification le

2002, April, 17
(Year, Month, Day)
(annee, mois, jour)

These articles are signed in duplicate.	Les présents statuts sont signés en double exemplaire.

INTRAVELNET.COM INC.
(Name of Corporation)
(Dénomination sociale de la société)

By/Par:

	(Signature) (Signature)	(Description of Office) (Fonction)

2